UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported)           July 15, 2005


                               SPRINT CORPORATION
             (Exact name of Registrant as specified in its charter)

          Kansas                   1-04721                  48-0457967
(State of Incorporation)   (Commission File Number)      (I.R.S. Employer
                                                        Identification No.)


   6200 Sprint Parkway, Overland Park, Kansas                66251
     (Address of principal executive offices)             (Zip Code)


  Registrant's telephone number, including area code      (800) 829-0965


          (Former name or former address, if changed since last report)


               P. O. Box 7997, Shawnee Mission, Kansas 66207-0997
                (Mailing address of principal executive offices)


Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)
[  ] Pre-commencement  communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01 Other Events

     On July 15, 2005, iPCS Wireless, Inc. (the "iPCS Plaintiff"), a wholly owned subsidiary of iPCS, Inc., filed a complaint (the "Complaint") against Sprint Corporation, WirelessCo L.P., Sprint Spectrum L.P., SprintCom, Inc. and Sprint Communications Company L.P. (collectively, "Sprint") in the Circuit Court of Cook County, Illinois.

     The Complaint alleges, among other things, that following the consummation of the anticipated merger between Sprint Corporation and Nextel Communications, Inc. ("Nextel"), Sprint will breach its exclusivity obligations under the Management Agreement, dated as of January 22, 1999, as amended, between the iPCS Plaintiff and Sprint (the "Management Agreement"). The Complaint seeks (1) a temporary restraining order, a preliminary injunction and a permanent injunction enjoining Sprint and those acting in concert with it from engaging in certain post-merger conduct in the iPCS Plaintiff's service areas, including the operation of the Nextel network, marketing, sales and promotional activities relating to Nextel products, and disclosing confidential business information, in each case in a manner that would violate the Management Agreement and (2) a declaratory judgment that the post-merger operation of the Nextel network and other potential post-merger activity by Sprint will breach the Management Agreement. In addition, the iPCS Plaintiff has filed motions for a temporary restraining order and a preliminary injunction. The motion for a temporary restraining order seeks to temporarily restrain Sprint Corporation from closing the merger with Nextel to the extent that the merger requires or contemplates activity in the iPCS Plaintiff's exclusive service area that would breach the Management Agreement. The motion for a preliminary injunction seeks the issuance of a preliminary injunction, pending a trial on the merits, which would enjoin Sprint from engaging in certain post-merger conduct in the iPCS Plaintiff's service areas, including the operation of the Nextel network, marketing, sales and promotional activities relating to Nextel products, and disclosing confidential business information, in each case in a manner that would violate the Management Agreement.

     Prior to the filing of the Complaint, Sprint and the iPCS Plaintiff had discussed possible revisions to their commercial arrangements in light of the pending Sprint Nextel merger. Although Sprint has had and may from time to time continue to engage in discussions with the iPCS Plaintiff regarding these matters, there is no assurance as to the outcome of any such discussions.








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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                  SPRINT CORPORATION



Date:  July 18, 2005              By:  /s/  MICHAEL T. HYDE
                                  Michael T. Hyde, Assistant Secretary



















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